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                                                                  EXHIBIT 10(15)





                             CNA SURETY CORPORATION
                       NON-EMPLOYEE DIRECTORS DEFERRED
                              COMPENSATION PLAN







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                             CNA SURETY CORPORATION
               NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN


     The CNA Surety Corporation Non-Employee Directors Deferred Compensation Plan ("Plan"), is hereby established by CNA Surety Corporation, a Delaware corporation (the "Company"), effective as of January 1, 1998, subject to approval of the Company's shareholders.

                                  1.  PURPOSES

     The purposes of the Plan are to enable the Company to attract, retain and motivate the best-qualified directors and to enhance a long-term mutuality of interest between the directors and shareholders of the Company by providing directors with an opportunity to defer the receipt of certain director's fees and have deemed invested in Stock Units (as defined below).

                                2.  DEFINITIONS

     Unless the context requires otherwise, the following words as used in the Plan shall have the meanings specified below:

     (a) "Annual Meeting" means the annual meeting of the shareholders of the Company.

     (b) "Annual Retainer" means the aggregate amount of any annual retainer fees that are payable from time to time by the Company to a Participant in cash for any services to be performed by the Participant as a member of the Board or any committee thereof, but excludes any meeting fees for attending meetings of the Board or a Board committee.

     (c) "Beneficiary" means the person or persons who under the Plan becomes entitled to receive a Participant's interest in the event of the Participant's death and who has been designated as such by a Participant in a written notice received by the Company before such Participant's death.



     (d) "Board" means the Board of Directors of the Company.

     (e) "Code" means the Internal Revenue Code of 1986, as amended.

     (f) "Common Stock" means the common stock of the Company, par value $0.01.

     (g) "Company" means CNA Surety Corporation, a Delaware corporation.

     (h) "Deferral Notice" -- see Section 5(a).




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     (i) "Deferred Compensation Account" means the account(s) maintained on the books of the Company for each Participant.

     (j) "Determination Date" means the date on which the amount of a Participant's Deferred Compensation Account is determined as provided in
Section 5 hereof.  Each business day shall be a Determination Date.

     (k) "Disability" means a mental or physical condition which, in the judgment of the Board, renders a Participant unable to carry out his or her responsibilities as a director of the Company, and which condition is expected to be permanent or for an indefinite duration exceeding one year.

     (l) "Effective Date" means January 1, 1998, subject to the approval of the shareholders of the Company at the 1998 annual meeting of shareholders.

     (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (n) "Fair Market Value" as of any date means the closing price of a Share on such date (or, if no sale of Shares was reported for such date, on the next preceding date on which a sale of Shares was reported) as reported in the principal consolidated transaction reporting system for the New York Stock Exchange (or, if the Common Stock is not listed on the New York Stock Exchange, on such other national exchange or the over-the-counter market on which the Common Stock is principally traded); provided that if such Fair Market Value as of any date cannot be so determined, such Fair Market Value shall be determined by the Board by whatever means or method as it, in the good faith exercise of its discretion, shall at such time deem appropriate.

     (o) "including" means including without limitation.

     (p) "Participant" means, as of any date, a person who, at the close of business on such date, is director of the Company, but is not an employee of the Company or any Subsidiary.

     (q) "Plan" means the CNA Surety Corporation Director Deferred Compensation Plan, as set forth herein and as may be amended from time to time.

     (r) "Securities Act" means the Securities Act of 1933, as amended.

     (s) "Share" means a share of Common Stock.

     (t) "Stock Units" -- see Section 5(c).




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                               3.  ADMINISTRATION

     (a) Rules; Interpretation; Determinations. Subject to the provisions of the Plan, the Board has full authority to interpret and administer the Plan, to establish, amend and rescind rules for carrying out the Plan, to construe agreements and to make all other determinations and to take all other actions that it deems necessary or desirable for administering the Plan; provided, however, that no such interpretation, rule or determination shall change criteria for the determination of Participants in the Plan, the amount of deferrals permitted or the amount or frequency of any award that may be granted under the Plan (except for changes that result solely from changes in the amount of the Annual Retainer). Each determination, interpretation or other action made or taken by the Board shall be final and binding for all purposes and upon all persons. The Board may delegate any or all of its powers and functions under the Plan (other than the power to amend the Plan pursuant to Section 7(b)) to a committee of the Board.

     (b) Agents; Expenses. The Board may appoint agents (who may be employees of the Company) to assist in the administration of the Plan, and may authorize such persons to execute agreements or other documents on its behalf. The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. All expenses incurred in the administration of the Plan, including for the engagement of any counsel, consultant or agent, shall be paid by the Company.

     (c) No Liability. No director or former director or any agent designated pursuant to Section 3(b) shall be liable for any action or determination made in good faith with respect to the Plan or any Award.


                   4.  SHARES; ADJUSTMENT UPON CERTAIN EVENTS

     (a) Shares. Shares to be issued or delivered under the Plan may consist, in whole or in part, of treasury shares or authorized but unissued Shares not reserved for any other purpose. The aggregate number of Shares that may be delivered under the Plan shall not exceed ____________, except as provided in this Section.

     (b) Certain Adjustments. In the event of any stock dividend or stock split, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the Board shall appropriately adjust the aggregate number of Shares available under the Plan. The Board's determination shall be conclusive.





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                       5.  DEFERRED COMPENSATION PROGRAM

     (a) Deferral Election. On or before December 31 of any calendar year ending on or before December 31, 2007, a Participant may elect to defer receipt of all or any specified portion, in multiples of 10%, of the cash portion of any Annual Retainer payable in respect of the calendar year following the year in which such election is made, and to have such amounts credited to such Participant's Deferred Compensation Account. Any person who shall become a Participant during any calendar year may elect, not later than the 30th day after his or her term as a director begins, to defer payment of all or any portion of his or her Annual Retainer payable for the portion of such calendar year following such election. Also, Deferral Elections as to the 1998 Annual Retainer may be made in any event up to the 30th day following adoption of the Plan by the Board.

     (b) Form and Duration of Deferral Election. A deferral election shall be made by written notice (a "Deferral Notice") filed with the Secretary of the Company. Such Deferral Notice (including the Distribution Election thereunder) shall continue in effect (including with respect to the Annual Retainer, if any, payable for subsequent calendar years ending no later than December 31,
2007) unless and until the Participant revokes or modifies such election by filing a new Deferral Notice with the Secretary of the Company. Any such revocation or modification of a Deferral Notice shall become effective as of the end of the calendar year in which such notice is given and only with respect to the Annual Retainer, if any, payable for services rendered after such effectiveness. Amounts credited to the Participant's Deferred Compensation Account prior to the effective date of any such revocation or modification of a Deferral Notice shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan. A Participant who has revoked an election to participate in the Plan may file a new election to defer the Annual Retainer, if any, payable for services to be rendered in the calendar year following the year in which such new election is filed.

     (c) Determination of Value of Account. The value of a Participant's Deferred Compensation Account as of any date shall consist of the value of the Participant's Deferred Compensation Account as of the immediately preceding Determination Date, plus the Participant's deferrals pursuant to Section 5(a) since the immediately preceding Determination Date, reduced by the amount of all distributions, if any, made from such Deferred Compensation Account since the preceding Determination Date, and adjusted for the appropriate investment earnings and gains and/or losses and expenses pursuant to this Section 5(c) since the preceding Determination Date. Adjustments for earnings and gains and/or losses and expenses shall be made after the Deferred Compensation Account has been adjusted for any additions or distributions to be credited or deducted since the preceding Determination Date.



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     (d) Deferred Compensation Account Adjustments.  Deferred Compensation
Accounts shall be deemed invested in Company Common Stock Units. The amount deferred pursuant to a Participant's Deferral Election shall initially be deemed invested in a number of notional Shares (the "Stock Units") equal to the quotient of (i) the amount deemed invested divided by (ii) the Fair Market Value on the date the amount is deemed so invested. Fractional Stock Units shall be credited, but shall be rounded to the nearest one-hundredth, with amounts equal to or greater than .005 rounded up and amounts less than .005 rounded down. Whenever a dividend (other than a dividend payable in the form of Shares) is declared with respect to the outstanding Shares, the number of Stock Units credited to the Participant's Deferred Compensation Account shall be increased by the number of Stock Units determined by dividing (i) the product of (A) the number of Stock Units credited to the Participant's Deferred Compensation Account on the related dividend record date and (B) the amount of any cash dividend declared by the Company on a Share (or, in the case of any dividend distributable in property other than Shares, the per share value of such dividend, as determined by the Company for purposes of income tax reporting) by (ii) the Fair Market Value on the related dividend payment date. In the case of any dividend declared on Shares which is payable in Shares, the amount credited to a Participant's Deferred Compensation Account shall be increased by the number of Stock Units equal to the product of (i) the number of Stock Units credited to the Participant's Deferred Compensation Account on the related dividend record date and (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. In the event of any change in the number or kind of outstanding Shares by reason of any recapitalization, reorganization, merger, consolidation, stock split or any similar change affecting the Shares, other than a stock dividend as provided above, the Company shall make an appropriate adjustment in the number of Stock Units credited to the Participant's Deferred Compensation Account.

     The Company may, but is under no obligation to acquire any investment or otherwise set aside assets for the deemed investment of Deferred Compensation Accounts hereunder. The Company shall determine the amount and rate of investment gains or losses with respect to any such investment option for any period, and may take into account deemed expenses which would be incurred if actual investments were made.

     (e) Vesting of Deferred Compensation Accounts. A Participant shall be 100% vested in the value of his or her Deferred Compensation Account at all times.

     (f) Distribution Elections. At the time a Participant makes a deferral election pursuant to Section 5(a), the Participant shall also include in the Deferral Notice a written election (a "Distribution Election") with respect to the following:

          (i) whether the distribution to such Participant shall commence (A) on the first business day of any calendar year specified by the Participant that is more than 24 months after the month in which the Participant's last deferral under the applicable Deferral Notice


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was made, or (B) immediately following the date the Participant ceases to be a director; provided that in no event shall distribution of any deferred amount be made until at least six months have elapsed after such deferral is credited to the Participant's Deferred Compensation Account; and

          (ii) whether such distribution shall be in one lump sum payment or in such number of annual installments (not to exceed ten) as the Participant may designate.

The Distribution Election may be modified in accordance with the procedures set forth in Section 5(b); provided that any such modification shall be effective with respect to only distributions relating to deferrals of Annual
Retainer for services rendered in the year or years after the year in which the Distribution Election is modified.

     (g) Manner of Plan Distributions. Each distribution to or for the account of a Participant from the Deferred Compensation Account shall be made in accordance with the Distribution Election made by such Participant in accordance with Section 5(f) and shall be paid in whole shares of Common Stock, with the value of any fractional share of Common Stock (rounded to the next lowest one-hundredth of a dollar) payable in cash; provided, however, that if a Participant elected a distribution in accordance with Section 5(f)(i)(A) and the year of such Participant's termination of service on the Board occurs prior to the year designated pursuant to Section 5(f)(i)(A), the entire value of the Participant's Deferred Compensation Account shall be distributed in a lump sum in the year of such termination of service, but at least six months following the last date an amount of deferred fees is credited to such Participant's Deferred Compensation Account. If a Participant has failed to specify a commencement date for a distribution in accordance with Section 5(f), such distribution shall be made immediately following the date the Participant ceases to be a director, or, if later, the first business day occurring more than six months following the last date an amount of deferred fees is credited to such Participant's Deferred Compensation Account. If a Participant has failed to specify in accordance with Section 5(f) that a distribution shall be made in a lump-sum payment or a number of installments, such distribution shall be made in a lump-sum payment. In the case of any distribution being made in annual installments, each installment after the first installment shall be paid on the first business day of each subsequent calendar year until the entire amount subject to such installment Distribution Election shall have been paid.


            6.  NONTRANSFERABILITY OF DEFERRED COMPENSATION ACCOUNTS

     A Participant's Deferred Compensation Account shall not be transferable by the Participant otherwise than by will or under the applicable laws of descent and distribution. In addition, no portion of a Participant's Deferred Compensation Account shall be assigned, negotiated, or pledged in any way (whether by operation of law or otherwise),


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and no portion of a Participant's Deferred Compensation Account shall be subject to execution, attachment or similar process.


                  7.  EFFECTIVENESS, TERMINATION AND AMENDMENT

     (a) The Plan shall become effective on the Effective Date and shall terminate at the close of business of December 31, 2007, unless sooner terminated pursuant to paragraph (b) below; provided that amounts deferred prior to December 31, 2007 to be deferred shall continue to be deferred in accordance with the terms of the Plan.

     (b) The Board at any time or from time to time may amend or terminate the Plan without the approval of the shareholders of the Company; provided that (i) any amendment of the Plan shall be subject to the approval of the shareholders of the Company to the extent that such approval is then required under the listing requirements of any securities exchange on which the Common Stock is then listed and (ii) no termination, amendment or modification of the Plan may, without the consent of a Participant, impair the rights and obligations of such Participant arising under any then-outstanding Deferred Compensation Account.


                             8.  GENERAL PROVISIONS

     (a) No Right to Remain as a Director. The existence of Plan shall not obligate the Company or its shareholders to retain any Participant as a director nor shall it obligate any Participant to remain as a director of the Company; provided that, by accepting any Award, a Participant shall represent to the Company that it is the Participant's good faith intention to continue to serve as a director of the Company until the next Annual Meeting.

     (b) Investment Representation; Registration. If the Board determines that the law so requires, a Participant (or his or her Beneficiary) shall, upon any distribution of Common Stock from a Participant's Deferred Compensation Account, execute and deliver to the Company a written statement, in form satisfactory to the Company, representing and warranting that he or she is accepting the Shares then acquired for his or her own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) an effective registration statement under the Securities Act, or (ii) an exemption from the registration requirements of such Act, as provided in a favorable written opinion from counsel approved by the Company as to the availability of such exemption.

     (c) No Right to Specific Assets. Nothing contained in the Plan and no action taken pursuant to the Plan shall create a trust of any kind or any fiduciary relationship between the Company and any Participant, the executor, administrator or other personal



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representative or Beneficiary of such Participant, or any other persons; provided, however, that the Company may at any time establish one or more trusts to pay benefits under the Plan; provided, further, that to the extent that payments are made from such trust, such payments will satisfy the Company's obligations under the Plan. To the extent that any Participant or his or her Beneficiary executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

     (d) Rights as a Shareholder. A Participant shall have no rights as a shareholder of the Company with respect to any Share Units credited to his or her Deferred Compensation Account until he or she shall have received Shares on distribution of his or her Deferred Compensation Account.

     (e) Non-Exclusivity. The adoption of the Plan shall not limit the power of the Board to adopt any other incentive arrangements it may deem desirable otherwise than under the Plan.

     (f) Legends. Certificates for Shares issued upon pursuant to the Plan shall bear such legend or legends as the Company, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act.

     (g) Necessary Approvals. If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale of Shares under the Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

     (h) Withholding Taxes. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes in connection with any distribution from a Deferred Compensation Account. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant upon such terms and conditions as the Board may prescribe.

     (i) Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.


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     (j) Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

     (k) Controlling Law. The Plan shall be construed and enforced according to the laws of the State of Illinois, excluding the conflict of laws principles thereof.


CNA SURETY CORPORATION



By:
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